Exhibit 4.4

Certificate of Designations, Preferences, Rights and Limitations of

6.0% Series A Convertible Preferred Stock

of

AZZ Inc.

(Texas Secretary of State File Number 13190700)

Pursuant to Sections 21.155 and 21.156 of
the Texas Business Organizations Code

Table of Contents
Page

Section 1. Definitions	1
Section 2. Rules of Construction	14
Section 3. The Convertible Preferred Stock	14
(a) Designation; Par Value	14
(b) Number of Authorized Shares	14
(c) Form, Dating and Denominations	15
(d) Execution, Countersignature and Delivery	15
(e) Method of Payment; Delay When Payment Date is Not a Business Day	16
(f) Transfer Agent, Registrar, Paying Agent and Conversion Agent	17
(g) Legends	17
(h) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	18
(i) Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption	21
(j) Status of Retired or Treasury Shares	21
(k) Replacement Certificates	22
(l) Registered Holders	22
(m) Cancellation	22
(n) Shares Held by the Company or its Subsidiaries	22
(o) Outstanding Shares	22
(p) Repurchases by the Company and its Subsidiaries	23
(q) Notations and Exchanges	24
Section 4. Ranking	24
Section 5. Dividends	24
(a) Regular Dividends	24
(b) Calculation of Regular Dividends	25
(c) Participating Dividends.	25
(d) Treatment of Dividends Upon Redemption, Repurchase Upon Fundamental Change or Conversion	26
Section 6. Rights Upon Liquidation, Dissolution or Winding Up	26
(a) Generally	26
(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation	27
Section 7. Redemption at the Option of the Company	27
(a) Right to Redeem	27
(b) Redemption Date	28
(c) Redemption Price	28
(d) Redemption Notice	28
(e) Payment of the Redemption Price	28
(f) Partial Redemption	28
- i -

- ii -

Section 18. Severability	55
Section 19. No Other Rights	55
Section 20. Effectiveness of Filing	55

Exhibits
Exhibit A: Form of Convertible Preferred Stock Certificate    A-1
Exhibit B: Form of Restricted Stock Legend    B-1
- iii -

Certificate of Designations
6.0% Series A Convertible Preferred Stock
On May 13, 2022, the Board of Directors of AZZ Inc., a Texas corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 240,000 authorized shares of a series of preferred stock of the Company titled the “6.0% Series A Convertible Preferred Stock” in accordance with the provisions of Sections 21.155 and 21.156 of the Texas Business Organizations Code and all necessary action on the part of the Company:
RESOLVED that, pursuant to the authority of the Board of Directors pursuant to the Certificate of Formation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “6.0% Series A Convertible Preferred Stock,” and having a par value of $1.00 per share and an initial number of authorized shares equal to two hundred and forty thousand (240,000), is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:
Section 1.    Definitions.
“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that (i) the Company and its Subsidiaries, on the one hand, and any Purchaser Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which any Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser Party and (iii) the Excluded Sponsor Parties shall not be deemed to be Affiliates of any Purchaser Party, the Company or any of the Company’s Subsidiaries.
“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act with the authority of such board.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Bylaws” means the Amended and Restated Bylaws of the Company, as amended and restated on October 8, 2021, as the same may be further amended or restated.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Certificate” means a Physical Certificate or an Electronic Certificate.
“Certificate of Designations” means this Certificate of Designations, as amended from time to time.
“Certificate of Formation” means the Company’s Amended and Restated Certificate of Formation, as the same has been and may be further amended or restated.
“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, $1.00 par value per share, of the Company, subject to Section 10(i).
“Common Stock Change Event” has the meaning set forth in Section 10(i)(i).
“Common Stock Mandatory Conversion Conditions” will be satisfied with respect to a Mandatory Conversion if:
(a)    the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is, at the time of such determination, reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice is sent to, and including, the one (1) year anniversary after the date such share of Common Stock is issued;
(b)    each share of Common Stock referred to in clause (a) above (i) will, when issued and when sold or otherwise transferred pursuant to the registration statement referred to in such clause (a) (1) be admitted for book-entry settlement through The Depository Trust Company with an “unrestricted” CUSIP number; and (2) unless sold to the Company or an Affiliate of the Company, not be evidenced by any Certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);
(c)    (i) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange; and
(d)    the conversion of all shares of Convertible Preferred Stock pursuant to such Mandatory Conversion would not be limited or otherwise restricted by Section 10(h) or Section 11(d).
“Common Stock Participating Dividend” has the meaning set forth in Section 5(c)(i).
“Company” has the meaning set forth in the preliminary paragraph hereto.
“Consolidated EBITDA” has the meaning set forth in the Credit Agreement.
“Consolidated Indebtedness” has the meaning set forth in the Credit Agreement.
“Continuing Share Reserve Requirement” means, as of any time, a number of shares of Common Stock equal to the product of (a) two (2); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 10(h) or Section 11(d)) upon conversion of all Convertible Preferred Stock outstanding as of such time (assuming such conversion occurred as of such time).
“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“Conversion Agent” has the meaning set forth in Section 3(f)(i).
“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.
“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.
“Conversion Price” initially means $58.30 per share of Common Stock; provided, however, that the Conversion Price is subject to adjustment pursuant to Sections 10(f) and 10(g). Each reference in this Certificate of Designations to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.
“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.
“Conversion Share Cap” means, as of any Conversion Date, a number of shares of Common Stock equal to 19.9995% of the number of shares of Common Stock outstanding as of May 13, 2022 minus the aggregate number of shares of Common Stock previously issued in settlement of conversions of the Convertible Preferred Stock. The Conversion Share Cap will be adjusted at the same time and in the same manner as the Conversion Price as provided in Sections 10(f) and 10(g).
“Convertible Notes” means the $240,000,000 in aggregate principal amount of the Company’s 6.00% Convertible Subordinated Notes due 2030, issued pursuant to that certain Indenture, entered into as of the Initial Issue Date, by and between the Company and the trustee named therein.
“Convertible Preferred Stock” has the meaning set forth in Section 3(a).
“Credit Agreement” means that certain Credit Agreement by and between the Company, the lenders from time to time party thereto, the L/C Issuers from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent, dated as of May 13, 2022, as it may be amended, supplemented or otherwise modified from time to time.
“Default Accrued Dividends” mean all Default Dividend Accruals which have been added to the Liquidation Preference pursuant to Section 5(b) to the extent not paid pursuant to Section 5.1(d) prior to the time of determination.
“Default Dividend Accrual” has the meaning set forth in Section 5(b).
“Default Dividend Rate” means, with respect to the Convertible Preferred Stock, as of any time of determination, the then-applicable Regular Dividend Rate plus 200 basis points (i.e. adding two percentage points to the then-applicable Regular Dividend Rate).
“Deficit Shares” has the meaning set forth in Section 10(h)(i)(1).
“Distributed Entity” means any Subsidiary of the Company distributed in a Distribution Transaction.

“Distribution Transaction” means any transaction by which an Affiliate or Subsidiary of the Company ceases to be an Affiliate or Subsidiary of the Company by reason of the distribution of such Affiliate’s or Subsidiary’s equity securities to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.
“Distribution Transaction Valuation Period” has the meaning set forth in Section 10(f)(i)(3)(B).
“Dividend” means any Regular Dividend or Participating Dividend.
“Dividend Junior Securities” means any equity securities issued by the Company, the terms of which would result in such securities ranking junior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Securities includes the Common Stock. For the avoidance of doubt, Dividend Junior Securities will not include any securities of the Company’s Subsidiaries.
“Dividend Parity Securities” means any equity securities issued by the Company (other than the Convertible Preferred Stock), the terms of which would result in such securities ranking equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Parity Securities will not include any securities of the Company’s Subsidiaries.
“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock with respect to a Participating Dividend.
“Dividend Senior Securities” means any equity securities issued by the Company, the terms of which would result in such securities ranking senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Securities will not include any securities of the Company’s Subsidiaries.
“Electronic Certificate” means any electronic book entry maintained by the Transfer Agent that evidences any share(s) of Convertible Preferred Stock.
“Equity Treatment Limitation” has the meaning set forth in Section 10(h)(i)(1).
“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Preferred Stock” means a series of convertible preferred stock issued by the Company and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Convertible Preferred Stock, except that the Liquidation Preference and the Conversion Price thereof will be determined as provided herein.
“Excluded Sponsor Parties” means Blackstone Inc. or any of its Affiliates, other than the Purchaser Parties, in their businesses distinct from the Tactical Opportunities business of such Persons.
“Expiration Date” has the meaning set forth in Section 10(f)(i)(4).
“Expiration Time” has the meaning set forth in Section 10(f)(i)(4).
“Final Fundamental Change Notice” has the meaning set forth in Section 8(f).
“Fundamental Change” means any of the following events, whether in a single transaction or a series of related transactions:
(a)    a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files (or is required to file) any report with the SEC indicating that such person or group, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Common Stock in a transaction or series of related transactions;
(b)    the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) a majority of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange, combination, reclassification or recapitalization of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Fundamental Change pursuant to this clause (b); or
(c)    neither shares of Common Stock nor shares of any other Capital Stock into which the Convertible Preferred Stock is convertible are listed for trading on any United States national securities exchange or all such shares cease to be traded in contemplation of a de-listing (other than as a result of a transaction described in clause (b) above); or
(d)    the adoption of a plan relating to the liquidation or dissolution of the Company; or
(e)    the Company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action for the purpose of effecting, in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment.
For the purposes of this definition, whether a Person is a “beneficial owner”, whether shares are “beneficially owned”, and percentage beneficial ownership, will be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.
“Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change.
“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(g)(i) and Section 8(g)(ii).
“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 8(d).
“Fundamental Change Repurchase Right” has the meaning set forth in Section 8(a).
“Holder” means a person in whose name any Convertible Preferred Stock is registered on the Registrar’s books.
“Indebtedness” has the meaning set forth in the Credit Agreement.
“Initial Issue Date” means May 13, 2022.
“Initial Fundamental Change Notice” has the meaning set forth in Section 8(e).
“Initial Liquidation Preference” means one thousand dollars ($1,000.00) per share of Convertible Preferred Stock.
“Initial Share Reserve Requirement” means a number of shares of Common Stock equal to the product of (a) two (2); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 10(h) or Section 11(d)) upon conversion of all Convertible Preferred Stock outstanding as of the Initial Issue Date (assuming such conversion occurred on the Initial Issue Date).
“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects.

“Liquidation Event” has the meaning set forth in Section 6(a).
“Liquidation Junior Securities” means any equity securities issued by the Company, the terms of which would result in such securities ranking junior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Securities includes the Common Stock. For the avoidance of doubt, Liquidation Junior Securities will not include any securities of the Company’s Subsidiaries.
“Liquidation Parity Securities” means any equity securities issued by the Company (other than the Convertible Preferred Stock), the terms of which would result in such securities ranking equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Parity Securities will include any Mirror Preferred Stock issued in accordance with the terms hereof, but does not include any securities of the Company’s Subsidiaries.
“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Section 5(b).
“Liquidation Senior Securities” means any equity securities issued by the Company, the terms of which would result in such securities ranking senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Securities will not include any securities of the Company’s Subsidiaries.
“Majority Holders” has the meaning set forth in Section 10(f)(iv)(1).
“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).
“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 10(c)(i) and 10(c)(iii).
“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(iv).
“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).
“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).
“Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of Common Stock on the date on which the relevant transaction is consummated pursuant to Section 9(a)(6) multiplied by (b) (i) the arithmetic mean of the Last Reported Sale Price of the Common Stock for the twenty (20) consecutive Trading Days ending on, and including, the Trading Day immediately before the date on which the relevant transaction is consummated or (ii) at the election of the Company, the Last Reported Sale Price of the Common Stock for the date on which the definitive agreement for the relevant transaction is executed.
“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the

Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Mirror Preferred Stock” means a series of convertible preferred stock issued by the Distributed Entity and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Convertible Preferred Stock, except that the Liquidation Preference and the Conversion Price thereof will be determined as provided herein.
“Net Debt” means Consolidated Indebtedness minus Unrestricted Cash.
“Number of Reserved Shares” means, as of any time, the number of shares of Common Stock that, at such time, the Company has reserved (out of its authorized but unissued shares of Common Stock that are not reserved for any other purpose) for delivery upon conversion of the Convertible Preferred Stock.
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.
“Open of Business” means 9:00 a.m., New York City time.
“Optional Conversion” means the conversion of any Convertible Preferred Stock other than pursuant to a Mandatory Conversion.
“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.
“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit A.
“Participating Dividend” has the meaning set forth in Section 5(c)(i).
“Paying Agent” has the meaning set forth in Section 3(f)(i).
“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person and (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, managing member, manager or advisor.
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.
“Physical Certificate” means any certificate (other than an Electronic Certificate) evidencing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.
“Prior Dividends” means, with respect to any share of Convertible Preferred Stock, as of the date of determination, any prior cash distributions in respect of such share, and any dividends or other prior cash payments made in respect of the Convertible Note for which such share was exchanged.
“Purchase Agreement” means that certain Securities Purchase Agreement by and between the Company and BTO Pegasus Holdings DE L.P., dated as of May 13, 2022, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.
“Purchaser” means BTO Pegasus Holdings DE L.P. and its Permitted Transferees.
“Purchaser Parties” means the Purchaser and each Permitted Transferee of the Purchaser to whom shares of Convertible Preferred Stock or Common Stock issued upon conversion of shares of Convertible Preferred Stock or Convertible Notes are transferred.
“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.
“Redemption” has the meaning set forth in Section 7(a).
“Redemption Convertibility Conditions” will be satisfied with respect to a Redemption if:
(a)    unless a Fundamental Change has occurred and (x) the Company has ceased to be listed or admitted for trading on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors) and (y) the Common Stock has ceased to be registered under Section 12 of the Exchange Act or the Company has otherwise validly filed a Form 15 with respect to the Common Stock (in which case this clause (a) will not apply):
(i)    the offer and sale of any shares of Common Stock that would be issued upon an Optional Conversion of Convertible Preferred Stock subject to such Redemption by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is, at the time of such determination, reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the Redemption Notice Date to, and including, the one (1) year anniversary after the date such share of Common Stock is issued;
(ii)    each share of Common Stock referred to in clause (a)(i) above (A) will, when issued and when sold or otherwise transferred pursuant to the registration statement referred to in such clause (a)(i) (1) be admitted for book-entry settlement through The Depository Trust Company with an “unrestricted” CUSIP number; and (2) unless sold to the Company or an Affiliate of the Company, not be evidenced by any Certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (B) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);
(iii)    (A) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (a)(ii)(B) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (B) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange; and
(b)    the conversion of all shares of Convertible Preferred Stock subject to such Redemption would not be limited or otherwise restricted by Section 10(h) or Section 11(d).
“Redemption Date” means the date fixed, pursuant to Section 7(b), for the settlement of the repurchase of the Convertible Preferred Stock by the Holder pursuant to a Redemption.
“Redemption Notice” has the meaning set forth in Section 7(d).
“Redemption Notice Date” means, with respect to a Redemption, the date on which the Holder sends the Redemption Notice for such Redemption pursuant to Section 7(d).
“Redemption Price” means the consideration payable by the Company to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 7(c).
“Reference Property” has the meaning set forth in Section 10(i)(i).
“Reference Property Unit” has the meaning set forth in Section 10(i)(i).
“Register” has the meaning set forth in Section 3(f)(ii).
“Registrar” has the meaning set forth in Section 3(f)(i).
“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31, June 30, September 30 and December 31 of each year, beginning on the first such date occurring after the Initial Issue Date (or beginning on such other date specified in the Certificate evidencing such share).
“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.
“Regular Dividend Rate” means (x) six percent (6.0%) per annum, which shall increase by one percentage point on each anniversary of the Initial Issue Date from and after the sixth anniversary of the Initial Issue Date or (y) to the extent and during the period with respect to which such rate has been adjusted as provided in Section 8(b), such adjusted rate; provided, if there are Default Accrued Dividends on an applicable Regular Dividend Record Date, the Regular Dividend Rate for the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date shall be the Default Dividend Rate (with such Default Dividend Rate being determined prior to giving effect to this proviso).

“Regular Dividend Record Date” has the following meaning: (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st.
“Regular Dividends” has the meaning set forth in Section 5(a)(i).
“Repurchase Upon Fundamental Change” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.
“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.
“Return Factor” means 140%, and such percentage shall increase (a) on the second anniversary of the Initial Issue Date and on each anniversary of the Initial Issue Date thereafter until (and including) the fifth anniversary by 15 percentage points on each such anniversary, (b) on the second anniversary of the Initial Issue Date by an additional 15 percentage points if (i) the Company’s ratio of Net Debt to Consolidated EBITDA on the second anniversary of the Initial Issue Date is greater than 3.5-to-1 and (ii) between the Initial Issue Date and the second anniversary of the Initial Issue Date, the Company has not consummated dispositions of assets that, in the aggregate, resulted in proceeds in excess of $200,000,000, and (c) on the sixth anniversary of the Initial Issue Date and on each anniversary of the Initial Issue Date thereafter by 20 percentage points on each such anniversary. For reference, an illustrative table setting forth the “Return Factor” is included as Schedule A.
“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security” means any Convertible Preferred Stock or Conversion Share.
“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Conversion Agent.
“Spin-Off Exchange Offer” has the meaning set forth in Section 10(f)(iv)(1).
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other

Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Successor Person” has the meaning set forth in Section 10(i)(ii).
“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 10(f)(i)(4).
“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Transfer Agent” means Computershare Trust Company, N.A. or its successor.
“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:
(a)    such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(b)    such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and
(c)    (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.
“Unrestricted Cash” has the meaning set forth in the Credit Agreement.
“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.
Section 2.    Rules of Construction. For purposes of this Certificate of Designations:
(a)    “or” is not exclusive;
(b)    “including” means “including without limitation”;
(c)    “will” expresses a command;

(d)    the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(e)    a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;
(f)    words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(g)    “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;
(h)    references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and
(i)    the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.
Section 3.    The Convertible Preferred Stock.

(a)    Designation; Par Value. A series of stock of the Company titled the “6.0% Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $1.00 per share.

(b)    Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is two hundred and forty thousand (240,000); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may be increased or reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c)    Form, Dating and Denominations.

(i)    Form and Date of Certificates Evidencing Convertible Preferred Stock. Each Certificate evidencing any Convertible Preferred Stock will (1) be substantially in the form set forth in Exhibit A and (2) bear the legends required by Section 3(g) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the depositary.
(ii)    Electronic Certificates; Physical Certificates. The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, subject to Section 3(h).
(iii)    Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (1) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (2) any legend or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this

Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the Texas Business Organizations Code, the Certificate of Formation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case, for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.
(iv)    Appointment of Depositary. If any Convertible Preferred Stock is admitted to the book-entry clearance and settlement facilities of any electronic depositary, then, notwithstanding anything to the contrary in this Certificate of Designations, each reference in this Certificate of Designations to the delivery of, or payment on, any such Convertible Preferred Stock, or the delivery of any related notice or demand, will be deemed to be satisfied to the extent the applicable procedures of such depositary governing such delivery or payment, as applicable, are satisfied.
(v)    No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.
(vi)    Registration Numbers. Each Certificate evidencing any share of Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate evidencing any other then-outstanding shares of Convertible Preferred Stock.
(d)    Execution, Countersignature and Delivery.

(i)    Due Execution by the Company. At least two (2) duly authorized Officers will sign each Certificate evidencing any Convertible Preferred Stock on behalf of the Company by manual, facsimile or electronic signature. The validity of any Convertible Preferred Stock will not be affected by the failure of any Officer whose signature is on any Certificate evidencing such Convertible Preferred Stock to hold, at the time such Certificate is countersigned by the Transfer Agent, the same or any other office at the Company.
(ii)    Countersignature by Transfer Agent. No Certificate evidencing any share of Convertible Preferred Stock is valid until such Certificate is countersigned by the Transfer Agent. Each Certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) signs (by manual, facsimile or electronic signature) the countersignature block set forth in such Certificate.
(e)    Method of Payment; Delay When Payment Date is Not a Business Day.

(i)    Method of Payment.
(1)    Electronic Certificates. The Company will pay (or cause the Paying Agent to pay) all cash amounts due on any Convertible Preferred Stock evidenced by an Electronic Certificate, out of funds legally available therefor, by wire transfer of immediately available funds.

(2)    Physical Certificates. The Company will pay (or cause the Paying Agent to pay) all cash amounts due on any Convertible Preferred Stock evidenced by a Physical Certificate, out of funds legally available therefor, as follows:
(A)    if the aggregate Liquidation Preference of the Convertible Preferred Stock evidenced by such Physical Certificate is at least five million dollars ($5,000,000.00) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Convertible Preferred Stock entitled to such cash Dividend or amount has delivered to the Paying Agent, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and
(B)    in all other cases, by check mailed to the address of such Holder set forth in the Register.
To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii)    Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”
(f)    Transfer Agent, Registrar, Paying Agent and Conversion Agent.

(i)    Generally. The Company designates its principal U.S. executive offices, and any office of the Transfer Agent in the continental United States, as an office or agency where Convertible Preferred Stock may be presented for (1) registration of transfer or for exchange (the “Registrar”); (2) payment (the “Paying Agent”); and (3) conversion (the “Conversion Agent”). At all times when any Convertible Preferred Stock is outstanding, the Company will maintain an office in the continental United States constituting the Registrar, Paying Agent and Conversion Agent.
(ii)    Maintenance of the Register. The Company will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(iii)    Subsequent Appointments. By notice to each Holder, the Company may, at any time, appoint any Person (including any Subsidiary of the Company) to act as Registrar, Paying Agent or Conversion Agent.
(iv)    If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (1) it will segregate for the benefit of the Holders all money and other property held by it as Paying Agent or Conversion Agent; and (2) references in this Certificate of Designations to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case, for payment or delivery to any Holders or with respect to the Convertible Preferred Stock, will be deemed to refer to cash or other property so segregated, or to the segregation of such cash or other property, respectively.
(g)    Legends.

(i)    Restricted Stock Legend.
(1)    Each Certificate evidencing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.
(2)    If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(g)(i)(2)), including pursuant to Section 3(i) or 3(k), then the Certificate evidencing such share will bear the Restricted Stock Legend if the Certificate evidencing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate evidencing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.
(ii)    Other Legends. The Certificate evidencing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law, by the rules of any applicable depositary for the Convertible Preferred Stock or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.
(iii)    Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock evidencing by a Certificate bearing any legend required by this Section 3(g) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.
(iv)    Legends on Conversion Shares.
(1)    Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2)    Notwithstanding anything to the contrary in Section 3(g)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 3(g)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.
(h)    Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)    Provisions Applicable to All Transfers and Exchanges.
(1)    Generally. Subject to this Section 3(h), Convertible Preferred Stock evidenced by any Certificate may be transferred or exchanged from time to time and the Company will cause the Registrar to record each such transfer or exchange in the Register.
(2)    No Services Charge; Transfer Taxes. The Company and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company, the Transfer Agent, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 3(i) or Section 3(q) not involving any transfer (and; provided, that (A) any such taxes or charges incurred in connection with the original issuance of the Convertible Preferred Stock shall be paid and borne by the Company; and (B) any such taxes or charges incurred in connection with a conversion of the Convertible Preferred Stock pursuant to Section 10 shall be paid and borne as provided in Section 11(c)).
(3)    No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.
(4)    Legends. Each Certificate evidencing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(g).
(5)    Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.
(6)    Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of this Certificate of Designations, as used in this Section 3(h), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Stock Legend affixed to such Certificate.
(ii)    Transfers and Exchanges of Convertible Preferred Stock.

(1)    Subject to this Section 3(h), a Holder of any Convertible Preferred Stock evidenced by a Certificate may (x) transfer any whole number of shares of such Convertible Preferred Stock to one or more other Person(s); and (y) exchange any whole number of shares of such Convertible Preferred Stock for an equal number of shares of Convertible Preferred Stock evidenced by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must, if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Transfer Agent or the Registrar.
(2)    Upon the satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any whole number of shares of a Holder’s Convertible Preferred Stock evidenced by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)(2)):
(A)    such old Certificate will be promptly cancelled pursuant to Section 3(m);
(B)    if fewer than all of the shares of Convertible Preferred Stock evidenced by such old Certificate are to be so transferred or exchanged, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g);
(C)    in the case of a transfer to a transferee, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(g); and
(D)    in the case of an exchange, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 3(g).
(iii)    Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Convertible Preferred Stock that has been called for

Redemption, subject to a Repurchase upon Fundamental Change or surrendered for conversion.
(i)    Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption.

(i)    Partial Conversions of Physical Certificates and Partial Repurchases of Physical Certificates Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If fewer than all of the shares of Convertible Preferred Stock evidenced by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(i)) are to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change or a Redemption, then, as soon as reasonably practicable after such Physical Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Certificate to be exchanged, pursuant and subject to Section 3(h), for (1) one or more Physical Certificates that each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are not to be so converted or repurchased, as applicable, and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate evidencing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are to be so converted or repurchased, as applicable, which Physical Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(o).
(ii)    Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If shares of Convertible Preferred Stock evidenced by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(i)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(i)(ii)) are to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change or a Redemption, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(o) and the time such old Certificate is surrendered for such conversion or repurchase, as applicable, (1) such old Certificate will be cancelled pursuant to Section 3(m); and (2) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g).
(j)    Status of Retired or Treasury Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed, automatically and without any further action of the Board of Directors, to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(k)    Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) evidencing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(c), a replacement Certificate evidencing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate evidencing Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Certificate evidencing Convertible Preferred Stock issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be evidence of outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(l)    Registered Holders. Only the Holder of any share of Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such share of Convertible Preferred Stock.

(m)    Cancellation. The Company may at any time deliver Certificates evidencing Convertible Preferred Stock, if any, to the Transfer Agent for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Transfer Agent each share of Convertible Preferred Stock duly surrendered to them for transfer, exchange, payment or conversion. The Company will cause the Transfer Agent to promptly cancel all Certificates evidencing shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(n)    Shares Held by the Company or its Subsidiaries. Without limiting the generality of Section 3(j) and Section 3(o), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(o)    Outstanding Shares.

(i)    Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares indicated as outstanding in the Register (absent manifest error), excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(m); (2) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase Upon Fundamental Change or a Redemption in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv) or (v) of this Section 3(o).
(ii)    Replaced Shares. If any Certificate evidencing any share of Convertible Preferred Stock is replaced pursuant to Section 3(k), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)    Shares to Be Repurchased Pursuant to a Redemption. If, on a Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7 (and, if applicable, Dividends as provided in Section 5(d)).
(iv)    Shares to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change. If, on a Fundamental Change Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Fundamental Change Repurchase Price due on such date, then (unless there occurs a default in the payment of the Fundamental Change Repurchase Price) (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Fundamental Change Repurchase Price as provided in Section 8 (and, if applicable, Dividends as provided in Section 5(d)).
(v)    Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 (and, if applicable, Dividends as provided in Section 5(d)).
(p)    Repurchases by the Company and its Subsidiaries. Without limiting the generality of Section 3(m) and the next sentence, the Company and its Subsidiaries may, from time to time, repurchase Convertible Preferred Stock in open market purchases or in negotiated transactions without delivering prior notice to Holders. The Company will promptly deliver to the Transfer Agent for cancellation all Convertible Preferred Stock that the Company or any of its Subsidiaries have purchased or otherwise acquired.

(q)    Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Formation (including this Certificate of Designations) changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate evidencing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(c), a new Certificate evidencing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate evidencing any Convertible Preferred Stock pursuant to this Section 3(q) will not impair or affect the validity of such amendment, supplement or waiver.

Section 4.    Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Securities with respect to the payment of dividends; and (ii) Liquidation Junior Securities with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Securities with respect to the payment of dividends; and (ii) Liquidation Parity Securities with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Securities with respect to the payment of dividends; and (ii) Liquidation Senior Securities with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5.    Dividends.

(a)    Regular Dividends.

(i)    Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Convertible Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b)) (calculated in accordance with Section 5(a)(ii)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(b)), such Regular Dividends will be payable when, as and if declared by the Board of Directors, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Convertible Preferred Stock will accumulate daily from, and including, the last date on which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.
(ii)    Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference (plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Convertible Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b))) of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Issue Date of such share).
(b)    Calculation of Regular Dividends. With respect to any Regular Dividend Payment Date on or prior to the five (5) year anniversary of the Initial Issue Date, dividends may be paid in cash or, at the Company’s option, instead the dollar amount (expressed as an amount per share of Convertible Preferred Stock) of each Regular Dividend on the Convertible Preferred Stock (whether or not declared) that has accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, a Regular Dividend Payment Date, will be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time. Such addition (if any) will occur automatically, without the need for any action on the part of the Company or any other Person, and any such Regular Dividends added to the Liquidation Preference of any share of Convertible Preferred Stock shall, without duplication, be deemed to reduce any accrued and unpaid dividends on such share of Convertible Preferred Stock for purposes hereof. With respect to any Regular Dividend Payment Date after the five (5) year anniversary of the Initial Issue Date, Regular Dividends shall only be payable in cash, out of funds legally available therefor, when and if declared by the Board of Directors; provided that, to the extent that the Board of Directors fails to declare any such Regular Dividends and pay in cash, such Regular Dividend shall accrue at the then-applicable Default Dividend Rate, in which case the dollar amount (expressed as an amount per share of Convertible Preferred Stock) of each Regular Dividend on the Convertible Preferred Stock (whether or not declared) that has accumulated on the Convertible Preferred Stock at the then-applicable Default Dividend Rate in respect of the Regular Dividend Period ending on, but excluding, a Regular Dividend Payment Date, will be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date (and shall remain until declared and paid in cash), to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time (it being understood that such addition will occur automatically, without the need for any action on the part of the Company or any other Person) (such addition described in this proviso, a “Default Dividend Accrual”).

(c)    Participating Dividends.
(i)    Generally. Subject to Section 5(c)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities (including rights or options) or other property, or any combination of the foregoing) will be declared or paid on the Common Stock (other than a regular quarterly dividend of up to $0.17 per share of Common Stock) unless, at the time of such declaration and payment, both (x) no Default Accrued Dividends are outstanding and (y) an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(h) or Section 11(d)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).
(ii)    Stockholder Rights Plans, Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(c)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, (1) a Common Stock Change Event, as to which Section 10(i) will apply; (2) an event for which an adjustment to the Conversion Price is required pursuant to Section 10(f)(i), as to which the applicable provision of Section 10(f)(i) will apply (provided, however, that the Holders may elect, by written action of the Majority Holders delivered to the Company prior to the relevant Record Date, to receive a Participating Dividend in lieu of an adjustment to the Conversion Price pursuant to Section 10(f)(i)(2) through (3)); (3) a Distribution Transaction where the Majority Holders elect to engage in a Spin-Off Exchange Offer, and such Spin-Off Exchange Offer is completed pursuant to Section 10(f)(iv), and (4) rights issued pursuant to a stockholder rights plan.
(d)    Treatment of Dividends Upon Redemption, Repurchase Upon Fundamental Change or Conversion. If the Redemption Date, Fundamental Change Repurchase Date or Conversion Date (as applicable) of any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Repurchase Upon Fundamental Change or conversion (as applicable) to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such share. Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after the Redemption Date, Fundamental Change Repurchase Date or Conversion Date (as applicable) for such share, unless the Company defaults in the payment of the applicable redemption price or conversion consideration, in which case Regular Dividends shall continue to accrue at the Default Dividend Rate.

Section 6.    Rights Upon Liquidation, Dissolution or Winding Up.

(a)    Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily (any such event, a “Liquidation Event”), then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Securities, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greatest of the amounts set forth in clauses (i), (ii) and (iii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Securities:
(i)    the Liquidation Preference, plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared;
(ii)    the sum of (A) the product of (x) the Initial Liquidation Preference, multiplied by (y) the Return Factor as of the date of the Liquidation Event minus (B) the cumulative amount of Prior Dividends paid in respect of such share prior to the date of the Liquidation Event; and
(iii)    the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock in connection with an Optional Conversion assuming the Conversion Date of such conversion occurs on the date of such payment.
    Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Securities, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Securities, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Securities in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)    Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.
Section 7.    Redemption at the Option of the Company.
(a)    Right to Redeem. Subject to the terms of this Section 7 and the right of a Holder to effect an Optional Conversion prior to any Redemption, the Company has the right, at its election, to repurchase, by irrevocable, written notice to each Holder, all or any portion (but in no less than $10,000,000.00 increments based on the Liquidation Preference as of the date of the Redemption Notice (or such lesser amount to the extent the Redemption Notice relates to all of the outstanding shares of the Convertible Preferred Stock)) of the then-outstanding shares of Convertible Preferred Stock, at any time, on a Redemption Date, out of funds legally available therefor, for a cash purchase price equal to the Redemption Price (each such redemption, a “Redemption”).
(b)    Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than ten (10), Business Days after the Redemption Notice Date for such Redemption.
(c)    Redemption Price. The Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Redemption is an amount in cash equal to the greatest of (i) the Liquidation Preference of such share, plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared, up to but not including the Redemption Date of such share; (ii) the sum of (A) the product of (x) the Initial Liquidation Preference, multiplied by (y) the Return Factor as of the Redemption Date minus (B) (x) the cumulative amount of Prior Dividends paid in respect of such share prior to the Redemption Date for such Redemption and (y) any amounts of cash paid to the Holder in respect of such share on the Redemption Date pursuant to Section 5(d); and (iii) the amount the Holder of such share of Convertible Preferred Stock would have received had such Holder, immediately prior to such Redemption Date, converted such shares of Convertible Preferred Stock into Common Stock pursuant to Section 10(a), without regard to any of the limitations on convertibility contained in Section 10(h) or Section 11(d).
(d)    Redemption Notice. To call any share of Convertible Preferred Stock for Redemption, the Company must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”), which Redemption Notice must state:
(i)    that such share has been called for Redemption;
(ii)    the Redemption Date for such Redemption;
(iii)    the aggregate number of shares subject to Redemption;
(iv)    the number of such Holder’s shares subject to Redemption;
(v)    the Redemption Price per share of Convertible Preferred Stock;
(vi)    if the Redemption Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(d); and

(vii)    the name and address of the Transfer Agent, as well as instructions whereby the Holder may surrender such share to the Transfer Agent.
(e)    Payment of the Redemption Price. The Company will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date.
(f)    Partial Redemption. In case of Redemption of less than all then-outstanding shares of Convertible Preferred Stock, the shares to be redeemed by the Company shall be allocated among all Holders pro rata on the basis of the aggregate Liquidation Preference of the shares of Convertible Preferred Stock owned by each such Holder.
(g)    Redemption Prohibited in Certain Circumstances. The Company will not effect a Redemption, or otherwise send a Redemption Notice, with respect to any Convertible Preferred Stock pursuant to this Section 7 unless the Redemption Convertibility Conditions are satisfied between the date a Redemption Notice is sent and the proposed date of Redemption. Notwithstanding anything to the contrary in this Section 7, the Company’s election to effect a Redemption, and any related Redemption Notice, will not apply to any share of Convertible Preferred Stock as to which an Optional Conversion Notice has been duly delivered, and not withdrawn.
Section 8.    Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Fundamental Change.

(a)    Fundamental Change Repurchase Right. Subject to the other terms of this Section 8, if a Fundamental Change occurs, then each Holder may, at its election, either (i) effective as of immediately prior to the Fundamental Change, convert all or a portion of its shares of Convertible Preferred Stock pursuant to Section 10 at the then-current Conversion Price or (ii) require the Company to repurchase (the “Fundamental Change Repurchase Right”) all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock that have not been converted pursuant to clause (i) on the Fundamental Change Repurchase Date for such Fundamental Change, out of funds legally available therefor, for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b)    Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions. If the Company does not have sufficient funds legally available to pay the Fundamental Change Repurchase Price of all shares of Convertible Preferred Stock that are to be repurchased pursuant to a Repurchase Upon Fundamental Change, then the Company shall (1) pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Fundamental Change; and (2) purchase any shares of Convertible Preferred Stock not purchased because of the foregoing limitations at the applicable Fundamental Change Repurchase Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such shares of Convertible Preferred Stock. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Company fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 8 in respect of some or all of the shares of Convertible Preferred Stock to be repurchased pursuant to the Fundamental Change Repurchase Right, the Company will pay Dividends on such shares not repurchased at the Default Dividend Rate until such shares are repurchased, payable quarterly in arrears, out of funds legally available, on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Initial Issue Date, as applicable) upon which the Company fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 8 through but not including the latest of the day upon which the Company pays the Fundamental Change Repurchase Price in full in accordance with this Section 8. Notwithstanding the foregoing, in the event a Holder exercises a Fundamental Change Repurchase Right pursuant to this Section 8 at a time when the Company is restricted or prohibited (contractually or otherwise) from repurchasing some or all of the Convertible Preferred Stock subject to the Fundamental Change Repurchase Right, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 8. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company in good faith believes that it (or, in the event of a sale of the Company, its acquiror) will have sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Convertible Preferred Stock then outstanding.

(c)    Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no later than the anticipated effective date of such Fundamental Change (subject to extension by the Company in the event of a change in the anticipated effective date of such Fundamental Change).

(d)    Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the greatest of (i) the Liquidation Preference, plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared, (ii) the sum of (A) the product of (x) the Initial Liquidation Preference, multiplied by (y) the Return Factor as of the Redemption Date minus (B) (x) the cumulative amount of Prior Dividends paid in respect of such share prior to the Fundamental Change Repurchase Date for such Fundamental Change and (y) in any amounts of cash paid to the Holder in respect of such share on the Fundamental Change Repurchase Date pursuant to Section 5(d); and (iii) the amount the Holder of such share of Convertible Preferred Stock would have received had such Holder, immediately prior to such Fundamental Change, converted such shares of Convertible Preferred Stock into Common Stock pursuant to Section 10(a), without regard to any of the limitations on convertibility contained in Section 10(h) or Section 11(d).

(e)    Initial Fundamental Change Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Fundamental Change (or, if later, promptly after the Company discovers that a Fundamental Change may occur), a written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain the date on which the Fundamental Change is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Fundamental Change was filed) (the “Initial Fundamental Change Notice”). No later than ten (10) Business Days prior to the date on which the Company anticipates consummating the Fundamental Change as set forth in the Initial Fundamental Change Notice (or, if the Fundamental Change has already occurred as provided in the Initial Fundamental Change Notice, promptly, but no later than the tenth (10th) Business Day following receipt thereof), any Holder that desires to exercise its rights pursuant to Section 8(a) shall notify the Company in writing thereof and shall specify (x) whether such Holder is electing to exercise its rights pursuant to clause (i) or (ii) of Section 8(a) and (y) the number of shares of Convertible Preferred Stock subject thereto.

(f)    Final Fundamental Change Notice. If a Holder elects pursuant to Section 8(e) to exercise its Fundamental Change Repurchase Right pursuant to Section 8(a)(ii), on or before the fifth (5th) Business Day prior to the anticipated effective date of a Fundamental Change, the Company will send to each Holder a notice of such Fundamental Change (a “Final Fundamental Change Notice”). To the extent not specific in the Initial Fundamental Change Notice, such Final Fundamental Change Notice must state:

(i)    briefly, the events causing such Fundamental Change;
(ii)    the anticipated effective date of such Fundamental Change;
(iii)    the procedures that a Holder must follow to require the Company to repurchase its Convertible Preferred Stock pursuant to this Section 8, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;
(iv)    the Fundamental Change Repurchase Date for such Fundamental Change;
(v)    the Fundamental Change Repurchase Price per share of Convertible Preferred Stock, including reasonable detail of the calculation thereof;
(vi)    if the Fundamental Change Repurchase Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(d);
(vii)    the name and address of the Transfer Agent and the Conversion Agent;
(viii)    the Conversion Price in effect on the date of such Final Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Fundamental Change;
(ix)    that Convertible Preferred Stock may be converted pursuant to Section 10 at any time before the Close of Business on the second Business Day immediately before the related Fundamental Change Repurchase Date (or, if the Company fails to pay the Fundamental Change Repurchase Price due on such Fundamental Change Repurchase Date in full, at any time until such time as the Company pays such Fundamental Change Repurchase Price in full);
(x)    that shares of Convertible Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and
(xi)    that shares of Convertible Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designations.
(g)    Procedures to Exercise the Fundamental Change Repurchase Right.

(i)    Delivery of Fundamental Change Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Fundamental Change

Repurchase Right for any share(s) of Convertible Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:
(1)    before the Close of Business on the second Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such share(s); and
(2)    such share(s), duly endorsed for transfer (to the extent such share(s) are evidenced by one or more Physical Certificates).
(ii)    Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:
(1)    if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);
(2)    the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and
(3)    that such Holder is exercising its Fundamental Change Repurchase Right with respect to such share(s).
(iii)    Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:
(1)    if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);
(2)    the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and
(3)    the number of shares of Convertible Preferred Stock, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number.
If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Fundamental Change Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof.

(h)    Payment of the Fundamental Change Repurchase Price. Subject to Section 8(b), the Company will cause the Fundamental Change Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the applicable Fundamental Change Repurchase Date (or, if later in the case such share is evidenced by a Physical Certificate, the date the Physical Certificate evidencing such share is delivered to the Paying Agent).

(i)    Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 8, the Company will be deemed to satisfy its obligations under this Section 8 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Convertible Preferred Stock otherwise required by this Section 8 in a manner that would have satisfied the requirements of this Section 8 if conducted directly by the Company.

(j)    Fundamental Change Agreements. The Company shall not enter into any agreement for a transaction constituting a Fundamental Change (which, for the avoidance of doubt, shall not include a Fundamental Change of the types specified in clause (e) of the definition thereof that is involuntary) unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), the exercise by the Holders of their Fundamental Change Repurchase Right in a manner that is consistent with, and gives effect to, this Section 8 and (ii) the acquiring or surviving Person in such Fundamental Change represents and covenants, in form and substance reasonably satisfactory to the Board of Directors acting in good faith, that at the closing of such Fundamental Change that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Fundamental Change and the payment the Fundamental Change Repurchase Price in respect of shares of Convertible Preferred Stock that have not been converted into Common Stock prior to the Fundamental Change Repurchase Date pursuant to this Section 8 or Section 10, as applicable.
Section 9.    Voting Rights. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 9 or as otherwise provided in the Certificate of Formation or required by the Texas Business Organizations Code.

(a)    Voting and Consent Rights with Respect to Specified Matters.

(i)    Generally. Subject to the other provisions of this Section 9(a), each following event will require, and cannot be effected without, the affirmative vote or consent of (x) while any share of the Convertible Preferred Stock is outstanding with respect to Section 9(a)(i)(1), Section 9(a)(i)(2) and Section 9(a)(i)(8), and (y) while at least twenty-five percent (25%) of the Convertible Preferred Stock issued on the Initial Issue Date is outstanding with respect to Section 9(a)(i)(3), Section 9(a)(i)(4), Section 9(a)(i)(5), Section 9(a)(i)(6) and Section 9(a)(i)(7) (but treating any shares of Convertible Preferred Stock that have been redeemed as still outstanding unless more than 75% of the shares of Convertible Preferred Stock have been redeemed), Majority Holders:
(1)    any amendment, modification or repeal of any provision of the Certificate of Formation (including this Certificate of Designations) or Bylaws that adversely affects the rights, preferences or voting powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(ii)) as determined by the Board of Directors in good faith;
(2)    any issuances by the Company (including refinancings or exchanges) of shares of, or other securities convertible into, Dividend Parity Securities, Liquidation Parity Securities, Dividend Senior Securities or Liquidation Senior Securities;
(3)    the Company or any of its subsidiaries, directly or indirectly, creating, incurring, issuing, assuming, guarantying or otherwise becoming liable, contingently or otherwise, with respect to any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness of the Company or any of its subsidiaries incurred under the Credit Agreement (ignoring any amendments, supplements or modifications thereto occurring after the Initial Issue Date) and outstanding on the Initial Issue Date (a “Refinancing”); provided, no Holder shall unreasonably withhold their vote or consent under this Section 9(a)(i)(3) if doing so would reasonably be expected to result in the Company filing for bankruptcy or the occurrence of an Event of Default (as defined in the Credit Agreement), unless such Holder has proposed (or caused a third party to propose) to the Company a reasonable alternative to the Company’s proposed Refinancing;
(4)    any voluntary dissolution, liquidation, bankruptcy or winding up of the Company or any deregistration or delisting of the Common Stock of the Company;
(5)    the Company or any of its subsidiaries, directly or indirectly, creating, incurring, issuing, assuming, guarantying or otherwise becoming liable, contingently or otherwise, with respect to any Indebtedness, including any Indebtedness of the Company or its subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company, unless the Company and its subsidiaries’ ratio of Net Debt to Consolidated EBITDA would be less than a ratio of 5.50 to 1.00 on a pro forma basis giving effect to such incurrence and the use of proceeds therefrom; provided, no vote or consent of the Convertible Preferred Stock shall be required for the Company to make a Revolving Credit Borrowing (as defined in the Credit Agreement) to the extent such Revolving Credit Borrowing is not prohibited by the Credit Agreement (without taking into account any waiver thereunder in respect of such borrowing);
(6)    any dividends or distributions upon, or redemptions of, shares of Common Stock unless the Company and its subsidiaries’ ratio of Net Debt to Consolidated EBITDA would be less than a ratio of 5.5;
(7)    any acquisition, investment, sale, disposition or similar transaction (whether of an entity, business, equity interests or assets) by the Company or any of its subsidiaries, directly or indirectly, and whether in a single transaction or series or related transactions, that has total consideration (whether in the form of cash, indebtedness, equity interests or other securities and treating the assumption of liabilities as consideration) of at least $250,000,000 (or, when the Company’s Market Capitalization is $2,000,000,000 or greater, has total consideration (including assumption of liabilities) of at least $500,000,000); or
(8)    any arrangement or transaction between the Company and its subsidiaries, on the one hand, and any Affiliate of the Company or any of its subsidiaries, on the other hand, except for any such arrangement or transaction on arms’-length terms as determined by the Board of Directors in good faith;
provided, however, that each of the following will be deemed not to adversely affect the special rights, preferences or voting powers of the Convertible Preferred Stock and will not require any vote or consent pursuant to Section 9(a)(i)(1) and Section 9(a)(i)(2):
(I)    any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II)    any increase in the number of authorized shares of Convertible Preferred Stock as necessary with respect to issuances of shares of Convertible Preferred Stock in respect of Convertible Preferred Stock that was issued on the Initial Issue Date;
(III)    the creation and issuance, or increase in the authorized or issued number, of any shares of any class or series of stock that is both Dividend Junior Securities and Liquidation Junior Securities; and
(IV)    the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(ii) solely to give effect to such provision.
(ii)    Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a)(i)(1), the Company may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to (x) amend or correct this Certificate of Designations to cure any ambiguity or correct any omission, defect or inconsistency or (y) make any other change to the Certificate of Formation, this Certificate of Designations or the Certificates representing the Convertible Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such (as determined by the Board of Directors in good faith).
(b)    Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Certificate of Formation or restricted by the Texas Business Organizations Code, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e), including Section 10(e)(ii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Formation, the Bylaws of the Company, and the Texas Business Organizations Code as if the Holders were holders of Common Stock. Notwithstanding the foregoing, the aggregate voting power of the Convertible Preferred Stock when voting with the holders of the Common Stock shall be limited to the extent necessary to comply with the NYSE Listed Company Manual, and any resulting limitation on the voting rights of the Convertible Preferred Stock shall apply pro rata among the Holders thereof. Notwithstanding the above provisions, until the HSR Date (as defined below) with respect to any HSR Holder (as defined below), such HSR Holder shall only be entitled to vote a number of shares of Series A Preferred Stock on any matters relating to the election, designation, removal or replacement of members of the Board of Directors to the extent that such number of shares of Series A Preferred Stock together with such HSR Holder’s other shares of Common Stock and any other securities of the Company that vote on any matters relating to the election, designation, removal or replacement of members of the Board of Directors does not exceed the HSR Amount in the aggregate. For purposes of this Section 9(b), (A) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations, (B) “HSR Amount” means the number of voting securities of the Company that may be obtained by an Acquiring Person (as defined by the HSR Act, including the ultimate parent entity and all entities included within it, and taking into account any applicable exemptions) prior to the HSR Date, without incurring a notification obligation under the HSR Act, with the number and class(es) of voting securities constituting the HSR Amount to be determined by the HSR Holder in consultation with its legal counsel, (C) “HSR Date” means the date on which all applicable approvals, clearances or waiting periods under the HSR Act (if any) shall have been obtained, expired or been terminated and (C) “HSR Holder” means a shareholder that is an Acquiring Person (as defined under the HSR Act) whose ability to acquire voting securities of the Company in excess of the HSR Amount is restricted by the HSR Act prior to the HSR Date.

(c)    Procedures for Voting and Consents.

(i)    Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at an annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders, of directors for election; provided, however, that with respect to any voting rights of the Holders pursuant to Section 9(b), such rules and procedures will be the same rules and procedures that apply to holders of the Common Stock with respect to the applicable matter referred to in Section 9(b).
(ii)    Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock outstanding as of the applicable record date will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.
(iii)    Written Consent in Lieu of Stockholder Meeting. Notwithstanding anything to the contrary otherwise set forth in the Certificate of Formation, the Bylaws or otherwise, a consent or affirmative vote of the Holders pursuant to Section 9(a) may be given or obtained in writing without a meeting.
Section 10.    Conversion.

(a)    Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b)    Conversion at the Option of the Holders.

(i)    Conversion Right; When Shares May Be Submitted for Optional Conversion. Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time (but in no less than $100,000.00 increments based on the Liquidation Preference as of the date of the Optional Conversion (or such lesser amount to the extent the Optional Conversion relates to all of the outstanding shares of the such Holder)); provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations,
(1)    if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 8(g)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion after the

Business Day prior to the consummation of the Fundamental Change, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(g)(iii); or (C) the Company fails to pay the Fundamental Change Repurchase Price for such share in accordance with this Certificate of Designations;
(2)    no Convertible Preferred Stock may be submitted for Optional Conversion to the extent limited by Section 10(h) or Section 11(d);
(3)    shares of Convertible Preferred Stock that are called for Redemption may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); and
(4)    shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date.
(ii)    Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.
(c)    Mandatory Conversion at the Company’s Election.
(i)    Mandatory Conversion Right. Subject to the provisions of this Section 10, in any given fiscal quarter of the Company beginning on or after the two (2) year anniversary of the Initial Issue Date, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day in such fiscal quarter as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of up to 25% of the number of shares of Convertible Preferred Stock outstanding on the Initial Issue Date, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and eighty five percent (185%) of the Conversion Price on each of the last twenty (20) Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion.
(ii)    Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless the Common Stock Mandatory Conversion Conditions are satisfied with respect to the Mandatory Conversion. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Fundamental Change Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(g). Notwithstanding anything to the contrary in this Section 10(c), the Company cannot exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock to the extent limited by Section 10(h) or Section 11(d).

(iii)    Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.
(iv)    Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”).
(v)    Such Mandatory Conversion Notice must state:
(1)    that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares of Convertible Preferred Stock, briefly describing the Company’s Mandatory Conversion Right under this Certificate of Designations;
(2)    the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;
(3)    the name and address of the Paying Agent and the Conversion Agent, as well as instructions whereby the Holder may surrender such share to the Transfer Agent or Conversion Agent;
(4)    that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date; and
(5)    the Conversion Price in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion, the number of shares of Common Stock to be issued to such Holder upon conversion of each share of Convertible Preferred Stock held by such Holder and, if applicable, the amount of accumulated and unpaid Regular Dividends, whether or not declared, in respect of such share of Convertible Preferred Stock as of the Mandatory Conversion Date.
(d)    Conversion Procedures.

(i)    Mandatory Conversion. If the Company duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date; and (3) if less than all of the outstanding shares of Convertible Preferred Stock are subject to such Mandatory Conversion, the number of shares of Convertible Preferred Stock of each Holder subject to Mandatory Conversion shall be allocated pro rata among each Holder based on the number of shares of Convertible Preferred Stock held by such Holder.
(ii)    Requirements for Holders to Exercise Optional Conversion Right.

(1)    Generally. To convert any share of Convertible Preferred Stock evidenced by a Certificate pursuant to an Optional Conversion, the Holder of such share must (w) complete, sign (by manual, facsimile or electronic signature) and deliver to the Conversion Agent an Optional Conversion Notice (at which time, in the case such Certificate is an Electronic Certificate, such Optional Conversion will become irrevocable); (x) if such Certificate is a Physical Certificate, deliver such Physical Certificate to the Conversion Agent (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (z) if applicable, pay any documentary or other taxes that are required to be paid by the Company as a result of a Holder requesting that shares be registered in a name other than such Holders’ name as described in Section 11(c).
(2)    Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock will be deemed to be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.
(iii)    Treatment of Accumulated Dividends upon Conversion.
(1)    No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Section 5(b), Section 5(d) and Section 10(e)(i), the Conversion Price will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.
(2)    Conversions Between A Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(d) notwithstanding such conversion.
(iv)    When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.
(e)    Settlement upon Conversion.

(i)    Generally. Subject to Section 10(e)(ii), Section 10(h), Section 11(d) and Section 14(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) the Liquidation Preference (plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Convertible Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b)), on such shares of Convertible Preferred Stock to, but excluding, the Conversion Date) for such shares of Convertible Preferred Stock subject to conversion by (II) the Conversion Price, in each case, as of immediately before the Close of Business on such Conversion Date.
(ii)    Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 14(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).
(iii)    Company’s Right to Settle Optional Conversion in Cash. If any Convertible Preferred Stock is to be converted pursuant to an Optional Conversion, then the Company will have the right to settle such Optional Conversion of such Convertible Preferred Stock (or any portion thereof that represents a whole number of shares) solely in cash in an amount equal to the product of (1) the number of shares of Common Stock that would be issuable upon such Optional Conversion of such Convertible Preferred Stock (or such portion thereof), determined in accordance with this Section 10 (but without regard to Section 10(e)(ii) or this Section 10(e)(iii)); and (2) the Last Reported Sale Price per share of Common Stock on the Conversion Date for such Optional Conversion. Such right can be exercised by the Company solely by providing written notice to the Holder of such Convertible Preferred Stock no later than the Business Day after such Conversion Date, which notice states (x) that the Company has elected to cash settle such Optional Conversion; and (y) the number of shares of such Convertible Preferred Stock as to which such election is made. Once such written notice is so provided exercising such right, such exercise will be irrevocable with respect to such Optional Conversion (without affecting the Company’s right to exercise or not exercise such right with respect to any other Optional Conversion). Notwithstanding anything to the contrary in this Section 10(e)(iii), the Company will not be entitled to exercise its right to settle any Optional Conversion of Convertible Preferred Stock in cash pursuant to this Section 10(e)(iii) unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the cash amounts that would be payable in respect of such election.
(iv)    Delivery of Conversion Consideration. Except as provided in Sections 10(f)(i)(3)(B), 10(f)(i)(4) and 10(i), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.
(f)    Conversion Price Adjustments.

(i)    Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:

(1)    Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case, excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply), then the Conversion Price will be adjusted based on the following formula:

where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0    =    the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1    =    the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)    Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 10(f)(i)(3)(A) and Section 10(f)(iii) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Price will be decreased based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on such Record Date;

CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date;

OS    =    the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date;

Y    =    a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and

X    =    the total number of shares of Common Stock issuable pursuant to such rights, options or warrants.

To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 10(f)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(3)    Distribution Transactions and Other Distributed Property.
(A)    Distributions Other than Distribution Transactions. If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:
(I)    dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Price is required pursuant to Section 10(f)(i)(1) or 10(f)(i)(2);

(II)    dividends or distributions paid exclusively in cash in which the Convertible Preferred Stock participate to the extent required pursuant to Section 5(c);
(III)    rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 10(f)(iii);
(IV)    Distribution Transactions for which an adjustment to the Conversion Price is required pursuant to Section 10(f)(i)(3)(B);
(V)    a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 10(f)(i)(2) will apply; and
(VI)    a distribution solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply, then the Conversion Price will be decreased based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on the Record Date for such distribution;

CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date;

SP    =    the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the Ex-Dividend Date for such distribution; and

FMV    =    the fair market value (as determined by the Board of Directors), as of such Record Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e) but without regard to Section 10(e)(ii), 10(h), 10(e)(iii) or 11(d)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such distribution not to issue or deliver a fractional portion of any Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

To the extent such distribution is not so paid or made, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(B)    Distribution Transactions. If the Company engages in a Distribution Transaction in which it distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 10(i) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 10(f)(i)(2) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange, then the Conversion Price will be decreased based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on the Record Date for such Distribution Transaction;

CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date;

SP    =    the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Distribution Transaction Valuation Period (as defined below); and

FMV    =    the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Distribution Transaction over the ten (10) consecutive Trading Day period (the “Distribution Transaction Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Distribution Transaction (such average to be determined as if references to Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of share or units of such Capital Stock or equity interests distributed per share of Common Stock in such Distribution Transaction.

provided, however, that in the event of a Distribution Transaction where the Majority Holders elect to engage in a Spin-Off Exchange Offer, and such Spin-Off Exchange Offer is completed pursuant to Section 10(f)(iv), then no adjustment to the Conversion Price shall be made pursuant to this Section 10(f)(i)(3)(B).

The adjustment to the Conversion Price pursuant to this Section 10(f)(i)(3)(B) will be calculated as of the Close of Business on the last Trading Day of the Distribution Transaction Valuation Period that will be given effect immediately after the Close of Business of the Record Date for the Distribution Transaction, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs during the Distribution Transaction Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the Last Trading Day of the Distribution Transaction Valuation Period.

To the extent any dividend or distribution of the type described in Section 10(f)(i)(3)(B) is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)    Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be decreased based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CP1    =    the Conversion Price in effect immediately after the Expiration Time;

SP    =    the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0    =    the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC    =    the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1    =    the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 10(f)(i)(4), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 10(f)(i)(4) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii)    No Adjustments in Certain Cases. Without limiting the operation of Section 5(b) and 10(e)(i), the Company will not be required to adjust the Conversion Price except pursuant to Section 10(f)(i). Without limiting the foregoing, the Company will not be required to adjust the Conversion Rate on account of:
(A)    except as otherwise provided in Section 10(f)(i), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(B)    the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
(C)    the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
(D)    the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or
(E)     solely a change in the par value of the Common Stock.
(iii)    Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Price will be adjusted pursuant to Section 10(f)(i)(3)(A) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section 10(f)(i)(3)(A) to all holders of Common Stock, subject to readjustment pursuant to Section 10(f)(i)(3)(A) if such rights expire, terminate or are redeemed.
(iv)    Distribution Transactions.
(1)    In the event the Company proposes to effect a Distribution Transaction, then, by written action of the Holders constituting at least a majority of the outstanding voting power of the Convertible Preferred Stock (the “Majority Holders”) delivered to the Company prior to the relevant Record Date, the Company will negotiate in good faith with such Majority Holders the terms and conditions of an exchange offer described herein (the “Spin-Off Exchange Offer”), and in the event the Spin-Off Exchange Offer is completed, then no adjustment to the Conversion Price shall be made pursuant to Section 10(f)(i)(3)(B).
(2)    In connection with the Spin-Off Exchange Offer, each share of Convertible Preferred Stock will be exchanged by the Company for one share of Mirror Preferred Stock and one share of Exchange Preferred Stock. The Liquidation Preference of the Convertible Preferred Stock will be allocated between the shares of Mirror Preferred Stock and Exchange Preferred Stock in accordance with the relative fair market value of the assets and businesses to be held by the Distributed Entity and the assets and businesses to be retained by the Company, as determined in good faith by the Board of Directors after consultation with the Majority Holders.
(3)    The Company and the Majority Holders will negotiate reasonably and in good faith and each will use its reasonable best efforts to agree on mutually agreeable terms for the Spin-Off Exchange Offer, including, without limitation, the certificate of designations with respect to the Mirror Preferred Stock and the certificate of designations with respect to the Exchange Preferred Stock, to reflect the fact that following the completion of the Spin-Off Exchange Offer the adjustments to the Conversion Price will be based upon the common stock of the Company and the common stock of the Distributed Entity, and that the rights, benefits, obligations and economic characteristics of the Series A Preferred Stock will not be expanded or diminished as a result of the exchange of shares of Convertible Preferred Stock for shares of Mirror Preferred Stock and Exchange Preferred Stock. The exchange of Convertible Preferred Stock for Exchange Preferred Stock in the Spin-Off Exchange Offer shall be structured in a manner so as to qualify as a tax-free recapitalization within the meaning of Section 368(a) of the Code to the maximum extent permitted by applicable law.
(v)    Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distributions on shares of Common Stock held in its treasury).
(vi)    Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).
(vii)    Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 10(f)(i), the Company will promptly send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.
(g)    Voluntary Conversion Price Decreases.

(i)    Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Conversion Price by any amount if (1) the Board of Directors determines that such decrease is in the Company’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would be reasonably expected to result in any income tax imposed on holders of Convertible Preferred Stock shall require the affirmative vote or consent of Majority Holders.
(ii)    Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder, the Transfer Agent and the Conversion Agent of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.
(h)    Restriction on Conversions.

(i)    Equity Treatment Limitation.
(1)    Generally. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will in no event be required to deliver any shares of Common Stock in settlement of the conversion of any Convertible Preferred Stock to the extent, but only to the extent, the Company does not then have sufficient authorized and unissued shares of Common Stock that are not reserved for other purposes (the limitation set forth in this sentence, the “Equity Treatment Limitation,” and any shares of Common Stock that would otherwise be deliverable in excess of the number of such authorized and unissued shares, the “Deficit Shares”). If any Deficit Shares are withheld pursuant to the Equity Treatment Limitation and, at any time thereafter, some or all of such Deficit Shares could be delivered without violating the Equity Treatment Limitation, then (A) the Company will deliver such Deficit Shares to the extent, but only to the extent, such delivery is permitted by the Equity Treatment Limitation; and (B) the provisions of this sentence will continue to apply until there are no remaining Deficit Shares.
(2)    Share Reserve Provisions. On the Initial Issue Date, the Number of Reserved Shares is not less than the Initial Share Reserve Requirement. The Company shall at all times reserve and keep available a Number of Reserved Shares to be no less than the Continuing Share Reserve Requirement at any time when any Convertible Preferred Stock is outstanding (including, if applicable, by seeking the approval of its stockholders to amend the Certificate of Formation to increase the number of authorized shares of Common Stock).
(3)    Limitation on Certain Transactions. The Company will not, without the prior written consent of Majority Holders, effect any transaction that would require an adjustment to the Conversion Price pursuant to Section 10(f)(i) if the settlement of the conversion of all Convertible Preferred Stock then outstanding (assuming such conversion occurred immediately after giving effect to such adjustment) would result in any Deficit Shares pursuant to the Equity Treatment Limitation.
(i)    Effect of Common Stock Change Event.

(i)    Generally. If there occurs any:
(1)    recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;
(2)    consolidation, merger, combination or binding or statutory share exchange involving the Company;
(3)    sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(4)    other similar event,
and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,
(A)    from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 8 and Section 10(c), each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)    if such Reference Property Unit consists entirely of cash, then the Company will pay the cash due in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event no later than the tenth (10th) Business Day after the relevant Conversion Date.

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(i)    Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(i).
(ii)    Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s), if any, and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iii)    Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders as promptly as possible after the effective date of the Common Stock Change Event.
Section 11.    Certain Provisions Relating to the Issuance of Common Stock.

(a)    Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)    Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued share and will be duly authorized and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(c)    Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any such tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

(d)    Limit of Issuance of Shares of Common Stock upon Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, to the extent that the listing standards of The New York Stock Exchange require shareholder approval to issue upon conversion of the Convertible Preferred Stock more than 19.9995% of the number of shares of Common Stock outstanding as of May 13, 2022, then unless and until the Company obtains such shareholder approval, the number of shares of Common Stock, if any, deliverable upon conversion of the Convertible Preferred Stock shall not exceed the Conversion Share Cap, and any shares of Convertible Preferred Stock that cannot be converted as a result of the Conversion Share Cap shall continue to remain outstanding.

Section 12.    Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates evidencing such shares or securities. However, in the case of conversion of Convertible Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Convertible Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

Section 13.    Term. Except as expressly provided in this Certificate of Designations, the shares of Convertible Preferred Stock shall not be redeemable or otherwise mature and the term of the Convertible Preferred Stock shall be perpetual.

Section 14.    Calculations.

(a)    Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Price, the Last Reported Sale Prices and accumulated Regular Dividends, whether or not declared, on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)    Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 15.    Notices. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt requested from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register. Unless otherwise specified herein, all notices and communications hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service.

Section 16.    Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Initial Issue Date, the number of shares of Convertible Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

Section 17.    Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Convertible Preferred Stock granted hereunder may be waived as to all shares of Convertible Preferred Stock (and the Holders thereof) upon the vote or written consent of the Majority Holders.

Section 18.    Severability. If any term of the Convertible Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 19.     No Other Rights. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Formation or as required by applicable law.

Section 20.    Effectiveness of Filing. This Certificate of Designations becomes effective when it is filed with the Texas Secretary of State.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

    IN WITNESS WHEREOF, subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument the Company has caused this Certificate of Designations to be duly executed as of May 13, 2022.

AZZ Inc.

By: /s/ Tara D. Mackey
Name:     Tara D. Mackey
Title:     Chief Legal Officer and Secretary

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK CERTIFICATE

[Insert Restricted Stock Legend, if applicable]

AZZ Inc.

6.0% Series A Convertible Preferred Stock

Certificate No.    [___]

    AZZ Inc., a Texas corporation (the “Company”), certifies that [___] is the registered owner of [___] shares of the Company’s 6.0% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) evidenced by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

    Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

    IN WITNESS WHEREOF, AZZ Inc. has caused this instrument to be duly executed as of the date set forth below.

AZZ Inc.

Date:                By:
Name:
Title:

Date:                By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate evidences shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:                By:
    Authorized Signatory

AZZ Inc.

6.0% Series A Convertible Preferred Stock

    This Certificate evidences duly authorized, issued and outstanding shares of Convertible Preferred Stock. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Formation, the provisions of the of the Certificate of Designations or the Certificate of Formation, as applicable, will control.

1.    Countersignature. This Certificate will not be valid until countersigned by the Transfer Agent.

2.    Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

    To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:
AZZ Inc.
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
Attention: General Counsel

OPTIONAL CONVERSION NOTICE

AZZ Inc.

6.0% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):
    all of the shares of Convertible Preferred Stock

                         1 shares of Convertible Preferred Stock

evidenced by Certificate No.                      .

Date:
    (Legal Name of Holder)

By:
Name:
Title:

1    Must be a whole number.

REDEMPTION NOTICE

AZZ Inc.

6.0% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Redemption Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to redeem (check one):
    all of the shares of Convertible Preferred Stock

                         2 shares of Convertible Preferred Stock

evidenced by Certificate No.

on                      .

Date:
    (Legal Name of Holder)

By:
Name:
Title:

2    Must be a whole number.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

AZZ Inc.

6.0% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):
    all of the shares of Convertible Preferred Stock

                         3 shares of Convertible Preferred Stock

evidenced by Certificate No.                      .

The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
    (Legal Name of Holder)

By:
Name:
Title:

3    Must be a whole number.

ASSIGNMENT FORM

AZZ Inc.

6.0% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, the undersigned Holder of the within Convertible Preferred Stock assigns to:
Name:

Address:

Social security or
tax identification
number:

the within Convertible Preferred Stock and all rights thereunder irrevocably appoints:
as agent to transfer the within Convertible Preferred Stock on the books of the Company. The agent may substitute another to act for him/her.

Date:
    (Legal Name of Holder)

By:
Name:
Title:

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SECURITIES PURCHASE AGREEMENT. THE COMPANY WILL GIVE TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH SECURITIES PURCHASE AGREEMENT, AS IN EFFECT ON THE DATE OF THE GIVING OF SUCH COPY, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.]

Schedule A

Months from Initial Issue Date[4]	Return Factor If the Company’s ratio of Net Debt to Consolidated EBITDA on the second anniversary of the Initial Issue Date is:
	less than or equal to 3.5-to-1	greater than 3.5-to-1
1-12	140%	140%
13-24	140%	140%
25-36	155%	170%
37-48	170%	185%
49-60	185%	200%
61-72	205%	220%
73-84	225%	240%

4 For the avoidance of doubt, the Initial Issue Date is in the first month from the Initial Issue Date. For convenience, the Return Factor for months 85 and beyond are not included here.